Exhibit 1.1

ABLYNX NV

(a public limited liability company (“naamloze vennootschap”)

organized and existing under the laws of the Kingdom of Belgium)

Ordinary Shares and American Depositary Shares

UNDERWRITING AGREEMENT

Dated: October [•], 2017

ABLYNX NV

(a public limited liability company (“naamloze vennootschap”)

organized and existing under the laws of the Kingdom of Belgium)

Ordinary shares, without nominal value per share (“Ordinary Shares”) and American

Depositary Shares each representing one Ordinary Share (“ADS”)

UNDERWRITING AGREEMENT

(the “Agreement”)

October [•], 2017

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

Jefferies LLC

as Representatives of the several Underwriters

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o	Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

ABLYNX NV, a public limited liability company (“naamloze vennootschap”) organized and existing under the laws of the Kingdom of Belgium (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Jefferies LLC (“Jefferies”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, J.P. Morgan and Jefferies are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of [•] Ordinary Shares of the Company (the “European Initial Shares”), and [•] Ordinary Shares (the “Underlying Initial

Shares”) to be delivered in the form of [•] American Depositary Shares (the “Initial ADSs”), each as set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional Ordinary Shares (the “European Option Shares”) and [•] additional Ordinary Shares (the “Underlying Option Shares,” together with the Underlying Initial Shares, the “Underlying Shares”) to be delivered in the form of [•] ADSs (the “Option ADSs”). The European Initial Shares to be purchased by the Underwriters and all or any part of the European Option Shares subject to the option described in Section 2(b) hereof are herein called, collectively, the “European Offered Shares.” The Initial ADS to be purchased by the Underwriters and all or any part of the Option ADSs subject to the option described in Section 2(b) hereof are herein called, collectively, the “Offered ADSs”. The European Offered Shares, the Offered ADSs and the Underlying Shares are herein collectively called the “Securities.”

The Underlying Shares shall be deposited pursuant to a deposit agreement (the “Deposit Agreement”), to be dated on or prior to the Closing Time (as defined in Section 2(b) hereof), among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and holders and beneficial holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each Offered ADS will represent one Underlying Share. Such Underlying Shares will be deposited pursuant to the Deposit Agreement.

The offering consists of an international private placement of European Offered Shares to institutional investors outside the United States and Canada (the “Private Placement”) and a public offer of Offered ADSs to investors in the United States (the “Public Offering”). The Company and the Underwriters are not required to deliver the European Prospectus to investors or potential investors in the Private Placement or the Public Offering.

The Company understands that the Underwriters propose to make a public offering of the Offered ADSs as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-220763), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” The Company has filed with the Commission a registration statement on Form F-6 (No. 333-198467) covering the registration of the Offered ADSs under the 1933 Act. The registration statement relating to the Offered ADSs, as amended at the time it became effective, is hereinafter referred to as the “ADS Registration Statement.” The Company has also filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “1934 Act”), a registration statement as amended (the “1934 Act Registration Statement”), on Form 8-A (File No. 001-[•]) under the 1934 Act to register, under Section 12(b) of the 1934 Act, the Ordinary Shares and the ADSs. For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

The Company has prepared a prospectus in the English language in connection with the admission to trading of the European Offered Shares and the Underlying Shares on the regulated market of Euronext Brussels (the “European Prospectus”). The European Prospectus has been filed for approval with the Belgian Financial Markets and Services Authority (the “FSMA”) in accordance with the requirements of Belgian law and applicable rules and regulations.

As used in this Agreement:

“Applicable Time” means [[•]:00 P./A.M.], New York City time, on October [•], 2017 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule

433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows (it being understood, for the avoidance of doubt, that none of the representations and warranties, confirmations or agreements by the Company in this subsection (a) whereby it is stated that the Company is representing, warranting, confirming or agreeing in respect of its affiliates or persons acting on its or their behalf can be construed as the Company covenanting for the actions undertaken by any of the Underwriters):

(i) Registration Statements and Prospectuses. Each of the Registration Statement, any amendment thereto, the ADS Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement (or any post-effective amendment thereto), or the ADS Registration Statement (or any post-effective amendment thereto), has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.

Each of the Registration Statement (and any post-effective amendment thereto), and the ADS Registration Statement (and any post-effective amendment thereto), at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with the offering of the Securities and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The European Prospectus, as of its date, and as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in form, substance and content (save for those requirements from which an exemption has been granted by the FSMA) with the requirements of the laws of Belgium, applicable rules and regulations and, in particular, it will contain the information required under the Belgian law of 16 June 2006 on public offerings of investment instruments and admission to trading on a regulated market, as amended (the “Belgian Prospectus Law”) and the European Commission Regulation (EC) No 809/2004 of 29 April, 2004, as amended (the “European Prospectus Regulation”).

The Registration Statement, any preliminary prospectus, the Prospectus, the European Prospectus and the ADS Registration Statement and the filing of the Registration Statement, any preliminary prospectus, the Prospectus and the ADS Registration Statement with the Commission and the filing of the European Prospectus with the FSMA have been duly authorized by and on behalf of the Company, and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization.

(ii) Accurate Disclosure. Neither the Registration Statement (or any amendment thereto) nor the ADS Registration Statement (or any amendment thereto) at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither the (A) the General Disclosure Package and (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) any individual Written Testing-the-Waters Communication, if any, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The European Prospectus, as of its date, and as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the ADS Registration Statement (or any amendment thereto), the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or the European Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting–Electronic Distribution” in each case contained in such Registration Statement, General Disclosure Package, Prospectus or European Prospectus (collectively, the “Underwriter Information”).

(iii) Consistency of Information. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

There is no material difference between the information contained in the Prospectus, as amended and supplemented, and the European Prospectus, as amended and supplemented, except for such differences which result from compliance with applicable law.

(iv) Testing-the-Waters Materials. The Company has not (A) alone engaged in any Testing-the-Waters Communication and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement (and any post-effective amendment thereto), the ADS Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vii) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(viii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(ix) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with locally required accounting principles and with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), as the case may be, applied on a consistent basis throughout the periods involved, except in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission. The supporting schedules included in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus, if any, present fairly, in all material respects, in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus, or the European Prospectus under the 1933 Act or the 1933 Act Regulations, the Belgian Prospectus Law or the European Prospectus Regulation.

(x) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, the Prospectus or the European Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xi) Good Standing of the Company. The Company has been duly organized and is validly existing as a public limited liability company (“naamloze vennootschap”) in good standing under the laws of the Kingdom of Belgium and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not be reasonably expected to result in a Material Adverse Effect.

(xii) Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association or other business entity.

(xiii) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit or equity incentive plans referred to in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xv) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company that have not been cancelled with respect to the offering of the Securities in accordance with their terms and all applicable laws. The Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(xvi) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, and when executed and delivered by the Company, and assuming due authorization, execution and delivery by the Depositary, constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the ADRs evidencing the Offered ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Offered ADSs and ADRs will be duly and validly issued, and the persons in whose names the Offered ADSs and ADRs are registered will be entitled to the rights specified therein, respectively, and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement and the General Disclosure Package.

(xvii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xviii) Absence of Violations, Defaults and Conflicts. The Company is not (A) in violation of its charter, by-laws or similar organizational document, (B) in default (or with the giving of notice or lapse of time would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the properties or assets of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein or therein and in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus (including the issuance and sale of the Securities and the deposit with the Depositary of the Underlying Shares and the use of the proceeds from the sale of the European Offered Shares and Offered ADSs, as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (i) the charter, by-laws or similar organizational document of the Company or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii), for such violations that would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or default which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(xix) Absence of Labor Dispute. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xx) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company, which would reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect its properties or assets or the consummation of the transactions contemplated in this Agreement, the Deposit Agreement or the performance by the Company of its obligations hereunder.

(xxi) Accuracy of Exhibits. There are no contracts or documents which are required under the 1993 Act Regulations to be described in the Registration

Statement, the General Disclosure Package, the Prospectus or the European Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities or the issuance and deposit with the Depositary of the Underlying Shares hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Select Market, state securities laws, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Belgian Prospectus Law or the rules made or adopted by Euronext Brussels, as amended from time to time and (B) such as which the failure to obtain would not, singly or in the aggregate, materially impair the power or ability of the Company to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

(xxiii) No Affiliations The Company has not issued warrants or other equity compensation since December 19, 2016, to any “affiliate” or “associated person” of an underwriter, as defined in Rule 5121(f)(1) and Article I, paragraph (rr) of the FINRA By-laws, respectively.

(xxiv) Possession of Licenses and Permits. The Company possesses and is operating in compliance with such permits, licenses, franchises, exemptions, approvals, certifications, clearances, consents and other authorizations issued by the U.S. Food and Drug Administration (“FDA”), the United States Department of Agriculture (“USDA”), the United States Department of Health and Human Services (“HHS”), the European Commission, the European Medicines Agency (the “EMA”), the Competent Authorities of the Member States of the European Economic Area, the Pharmaceuticals and Medical Devices Agency of Japan, or other comparable federal, state, local or foreign governmental and regulatory authorities (collectively, the “Regulatory Authorities”) necessary to conduct the business now operated by it (collectively, “Governmental Licenses”), except where the failure so to possess or comply with such Governmental Licenses would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or

Governmental Licenses and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission). The Company has not received any notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Authority or third party relating to the revocation or modification of any Governmental Licenses or that any product development activity is in material violation of any Applicable Laws or Governemental licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect and has no knowledge that any Regulatory Authority or third party is considering such action.

(xxv) Compliance with Regulatory Laws. Except as described in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus, the Company: (A) is and at all times has been in compliance with all applicable statutes, rules or regulations of the Regulatory Authorities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product candidate under development, manufactured or distributed by the Company (“Applicable Laws”), including, without limitation, the Federal Food, Drug and Cosmetic Act, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions, including 18 U.S.C. § 1347, under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the Medicare statute (Title XVIII of the Social Security Act); the Medicaid statute (Title XIX of the Social Security Act), the regulations promulgated pursuant to such laws and all other similar local, state, federal, national, supranational and foreign health care laws relating to the regulation of the Company, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Regulatory Authority or court of competent jurisdiction alleging or asserting material noncompliance with any Applicable Laws. The Company is not party to and has no ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Governmental Entity. Additionally, neither the Company, nor, to the knowledge of the Company, any of its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion.

(xxvi) Pre-Clinical and Clinical Studies. (A) Except as described in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus, the preclinical studies and clinical trials conducted by or, to the knowledge of the Company, after due inquiry, on behalf of or sponsored by the Company, or in which the Company has participated, that are described in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus, or the results of which are referred to in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus, as applicable, were, and if still pending are, being conducted in all material respects in accordance with all applicable statutes and all applicable rules and regulations of the Regulatory Authorities and Good Clinical Practice and Good Laboratory Practice requirements, to the extent applicable; (B) the descriptions in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived therefrom; (C) the Company is not aware of any studies or trials not described in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus, the results of which are materially inconsistent with or materially call into question the results described or referred to in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus; and (D) the Company has not received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, delay or suspension of any preclinical studies or clinical trials that are described in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(xxvii) Product Candidates. The Company has filed with the Regulatory Authorities all required filings, reports or submissions with respect to the Company’s product candidates that are described or referred to in the Prospectus and European Prospectus, except where the failure to do so, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; all such filings, reports or submissions were in material compliance with applicable laws when filed, except where the failure to comply, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and except as described in the Prospectus and the European Prospectus, no deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Authority with respect to any such filings, reports or submissions.

(xxviii) Title to Property. The Company has good and marketable title to all real property owned by it and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus or (B) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus, are in full force and effect, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxix) Possession of Intellectual Property. Except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus, the Company owns or has obtained, or can acquire on reasonable terms, adequate rights and licenses under all patents, inventions, copyrights, know-how (including trade secrets and other proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names and other intellectual property (including all registrations and applications for registration of any of the foregoing, as applicable) (collectively, “Intellectual Property”) necessary to carry on the business of the Company in all material respects as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus. To the knowledge of the Company, the conduct of the business of the Company has not infringed misappropriated or otherwise violated, and the proposed conduct of such business as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus or the European Prospectus will not, infringe, misappropriate or otherwise violate any Intellectual Property rights of any third party, except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package, the Prospectus or the European Prospectus, or as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party (A) that the Company has infringed, misappropriated or otherwise violated any Intellectual Property rights of such third party, or (B) challenging the validity, enforceability, scope or ownership of any Intellectual Property owned by or licensed to the Company or its rights therein. To the knowledge of the Company, no third party has infringed, misappropriated or otherwise violated any Intellectual Property rights owned by or exclusively licensed to the Company, except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, none of the Intellectual Property used by the Company in the conduct of its business has been obtained or is being used by the Company in material violation of any contractual obligation binding on the Company. All Intellectual Property described in the Registration Statement, the General Disclosure Package, the Prospectus or the European Prospectus as being owned by or exclusively licensed to the Company is, to the knowledge of the Company, valid and enforceable, except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has taken all commercially reasonable steps, in accordance with normal industry practice, necessary to maintain the confidentiality of all Intellectual Property the value of which to the Company is contingent upon maintaining the confidentiality thereof, except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All key employees and any other employees involved in the development of Intellectual Property for the Company have signed confidentiality and invention assignment agreements or similar agreements for the transfer, assignment, and/or licensing of Intellectual Property with the Company pursuant to which the Company either (1) has obtained ownership of and is the exclusive owner of, or (2) has obtained a valid and unrestricted right to exploit, sufficient for the conduct of its business, such Intellectual Property.

(xxx) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements, (C) there are no pending or, the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

(xxxi) Accounting Controls. The Company maintains effective internal control over financial reporting (as defined under Rules 13a-15(f) under the 1934

Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with locally required accounting principles or with IFRS, as the case may be and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxii) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(xxxiii) Payment of Taxes. The Company has filed all tax returns that are required to have been filed by it pursuant to applicable national, provincial, local, non-U.S. tax law (including Belgian law) and U.S. law, and has paid all taxes due and payable pursuant to such returns or pursuant to any assessment received by the Company, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxxiv) Dividends. All dividends and other distributions declared and payable on the Ordinary Shares of the Company may under the current laws and regulations of the Kingdom of Belgium be paid in Euro and may be freely transferred out of the Kingdom of Belgium without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in, the Kingdom of Belgium, except as described in or contemplated by the preliminary prospectus, subject to applicable laws.

(xxxv) Immunity. Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Kingdom of Belgium.

(xxxvi) Passive Foreign Investment Company. The Company believes that it was not a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and it does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(xxxvii) Debt. The Company does not have any debt outstanding that is rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the 1934 Act.

(xxxviii) Insurance. The Company carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(xxxix) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities and the deposit with the Depositary of the Underlying Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus, will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xl) Absence of Market Abuse. The Company has not taken, directly or indirectly, in relation to the offering of the Securities or otherwise, any action or engaged in any course of conduct in breach of, and has taken adequate measures and has adequate procedures in place in order to ensure compliance with, and none of the issue of the Securities, the sale of the Securities and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of, any applicable European Union, Belgian, US or any other relevant jurisdiction “insider dealing,” “insider trading” or similar legislation and, so far as the Company is aware, no person acting on its behalf has breached or is in breach of any relevant market abuse or insider trading law or regulation, including any reporting obligations to the Commission, the FSMA or any other authority.

The Company has not taken, nor will the Company take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of applicable laws, including Regulation M under the 1934 Act, the Market Abuse Regulation and its implementing rules.

Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf (which, for the avoidance of doubt, shall not include the Underwriters or their Affiliates or persons acting on their behalf, as to whom no representation, warranty or undertaking is given), has taken or omitted to take any action nor will take any action or omit to take any action which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbour provided under the Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the conditions applicable to buy-back programmes and stabilization measures (the “Buy-back and Stabilization Regulation”).

(xli) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, or other person acting on behalf of the Company, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company has conducted its business in compliance with the FCPA and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xlii) Money Laundering Laws. Insofar as applicable, the operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xliii) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, or representative of the Company is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the European Offered Shares and the Offered ADSs, or lend, contribute or otherwise make available such proceeds to anyjoint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result, to the knowledge of the Company, in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xliv) Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Belgium and will be honored by the courts of Belgium, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus. The Company has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(xlv) No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Securities.

(xlvi) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package, the Prospectus or the European Prospectus are based on or derived from sources that the Company believes, in its reasonable opinion, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources, provided, however, that the Company has not independently verified this information.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) European Initial Shares and Initial ADSs. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per ordinary share (the “European Shares Offering Price”) and at the price per Initial ADS (the “ADS Offering Price”), each as set forth in Schedule A, that number of European Initial Shares and Initial ADSs set forth in Schedule A opposite the name of such Underwriter, plus any additional number of European Initial Shares or Initial ADS which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional European Initial Shares or Initial ADSs.

(b) European Option Shares and Option ADSs. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to [•] European Option Shares at the European Shares Offering Price per Ordinary Share and up to an additional [•] Option ADSs at the ADS Offering Price per ADS (the “Over-allotment Option”). The Over-allotment Option may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of European Option Shares and Option ADSs as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such European Option Shares and Option ADSs. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be earlier than two full business days after the relevant exercise of the Over-allotment Option and not be later than seven full business days after the relevant exercise of the Over-allotment Option, nor in any event prior to the Closing Time. If the Over-allotment Option is exercised as to all or any portion of the European Option Shares or Option ADSs, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of European Option Shares or Option ADSs, then being purchased which the number of European Initial Shares or Initial ADSs, as the case may be, as set forth in Schedule A opposite the name of such Underwriter bears to the total number of European Initial Shares or Initial ADSs, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional European Option Shares or Option ADSs.

(c) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements to the Company for (i) the European Initial Shares shall be made in Euro by [•] or an Affiliate thereof on behalf of the Underwriters and (ii) the Initial ADSs shall be made in U.S. Dollars by [•] or an Affiliate thereof on behalf of the Underwriters, each to the blocked account in the Company’s name with [•] established in accordance with Section 600 of the Belgian Companies Code (the “Blocked Account”). Such funds are to be available in the Blocked Account by [•] A.M./P.M., Central European Time, on [•], 2017 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”). At the Closing Time, the Company will issue the European Initial Shares, the Underlying Initial Shares and cause the issuance of the Initial ADS by [•] A.M./P.M. Central European Time, subject to receipt of the funds on the Blocked Account as mentioned above, and receipt by the Company of a certificate in accordance with Article 600 of the Belgian Companies Code confirming receipt of the payment for all European Initial Shares and Initial ADSs on the Blocked Account. The effective realization of the Company’s capital increase and the issuance of the European Initial Shares, and the Underlying Initial Shares, to be issued by the Company, will be acknowledged and recorded in a notarial deed by the board of directors (or one or more duly empowered directors) in accordance with article 589 of the Belgian Companies Code (the “Deed”), pursuant to the provisions of the resolutions of the meeting of the Company’s board of directors held on [•], 2017, and the Underwriters shall subscribe for such European Initial Shares and Underlying Initial Shares to be delivered as Initial ADS, with a view to distribute, as promptly as reasonably practicable, the European Initial Shares and Initial ADSs on the Closing Date to the investors to whom such European Initial Shares and Initial ADSs have been sold. Following the issuance of the Underlying Initial Shares, the Company will facilitate the issuance of the Initial ADSs to enable delivery by the Depositary of the Initial ADSs to [•] for the account of the several Underwriters or to investors, as the case may be. Delivery of the European Initial Shares shall be made through the facilities of Euroclear unless [•] shall otherwise instruct. Delivery of the Initial ADSs shall be made through the facilities of The Depositary Trust and Clearing Corporation unless [•] shall otherwise instruct.

As compensation for the Underwriters’ commitments, the Company shall pay the sum of (i) the product of €[•] and the number of European Initial Shares purchased by the Underwriters from the Company on the Closing Date to [•] for the Underwriters’ proportionate commitments and (ii) the product of $[•] and the Initial ADSs purchased by the Underwriters from the Company on the Closing Date to [•] for the Underwriters’ proportionate commitments. Such payment shall be made by the Company immediately following the issuance of the European Initial Shares and Initial ADS, as the case may be, from the Blocked Account, by wire transfer or credit of immediately available funds to an account designated by the Representatives.

(d) Payment of the purchase price for, and delivery of certificates or security entitlements for the (i) European Option Shares shall be made to the Company in Euro by [•] or an Affiliate thereof on behalf of the Underwriters and (ii) the Option ADSs shall be made to the Company in U.S. Dollars by [•] or an Affiliate thereof on behalf of the Underwriters, in each case in the same manner as set forth in Section 2(c), on the date specified in the corresponding notice described therein or at such other time on the same or on such other date, in any event not later than [•], 2017 as the Representatives and the Company shall agree upon. Issuance and delivery of the European Option Shares and the

Option ADSs, as the case may be, and payment to the Underwriters of their compensation in respect thereof, shall, mutatis mutandis, occur in accordance with the principles set forth in Section 2(c). The Representatives may elect that all or a portion of the European Option Shares be delivered in the form of ADSs, or may elect that all or a portion of the Option ADSs be delivered as Ordinary Shares, and payment therefore shall be made in U.S. Dollars or Euro, as the case may be.

(e) Denominations; Registration. The American Depositary Receipts evidencing the Initial ADSs and the Option ADSs, if any, shall be in definitive form, in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or such Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or the ADS Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement or the ADS Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities or (vi) any similar items requested by the FSMA with respect to the foregoing, to the extent applicable. The Company will affect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement or the ADS Registration Statement in order that the Registration Statement or the ADS Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package, the Prospectus or the European Prospectus in order that the General Disclosure Package, the Prospectus or the European Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, (iii) amend the Registration Statement or the ADS Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations or (iv) or amend or supplement the European Prospectus in order to comply with the Prospectus Act, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package, the Prospectus or the European Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission and/or FSMA (as the case may be) any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act, 1934 Act Regulations or Prospectus Act within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and the ADS Registration Statement, each as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment to the Registration Statement (without exhibits) for each of the Underwriters. The copies of the Registration Statement and the ADS Registration Statement, and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act and the Prospectus Law. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will furnish to each Underwriter, from time to time as requested, as many copies (free of charge) of the European Prospectus and any supplements or amendments thereto together with any other documentation relating to the Securities, as as such Underwriter may reasonably request.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act, as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in all material respects in the manner specified in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to effect and maintain the listing of the Initial ADSs on the Nasdaq Global Select Market and the Underlying Initial Shares and the European Initial Shares on the regulated market of Euronext Brussels. To the extent that the Representatives would execute the Over-allotment Option (in whole or in part), the Company will use its best efforts to effect and maintain the listing of the Option ADSs on the Nasdaq Global Select Market and the Underlying Option Shares and the European Option Shares on the regulated market of Euronext Brussels.

(i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the ADSs or Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs or Ordinary Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be issued and sold hereunder and the Underlying Shares to be deposited with the Depositary in connection therewith, (B) any ADSs or Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security, in each case outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus, (C) any registration statement on Form S-8 under the 1933 Act to register the offer and sale of securities on such new equity incentive plan or on equity incentive plans described in the General Disclosure Package, and the issuance of securities pursuant to such equity incentive plans (including, without limitation, the issuance of Ordinary Shares upon the exercise of options or other securities issued pursuant to such equity incentive plans), (D) any ADSs or Ordinary Shares issued or options to purchase ADSs or Ordinary Shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus, (E) any Ordinary Shares issued pursuant to any non-employee director stock option plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (F) Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares issued in connection with any merger, de-merger, transfer of a universality, transfer of a branch of activity or other corporate restructuring, acquisition, collaboration, licensing or other strategic transaction (but excluding transactions principally of a financing nature); provided, that the aggregate number of shares of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares (on an as-converted, as-exercised or as-exchanged basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (F) shall not exceed ten percent (10%) of the total number of the Company’s Ordinary Shares (including Ordinary Shares underlying ADSs) issued and outstanding immediately following the completion of the transactions contemplated by this Agreement and the recipient of any such shares or securities shall enter into an agreement substantially in the form of Exhibit A with respect to the remaining portion of the 90 day period in this Section 3(i).

(j) Lock-up Waiver. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 5(j) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(k) Reporting Requirements. The Company, during the period when a Prospectus relating to the Offered ADSs is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(l) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Offered ADSs that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) Deposit of Shares. The Company agrees, prior to each Date of Delivery, to deposit the Underlying Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the applicable Offered ADSs will be issued by the Depositary against receipt of such Underlying Shares and delivered to the Underwriters at such Date of Delivery.

(n) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 90-day restricted period referred to in Section 3(i).

(o) Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication, if any, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), the 1934 Act Registration Statement and the ADS Registration Statement, in each case, as originally filed and each amendment to such registration statements thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the ADRs evidencing the ADSs to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors to the Company, (v) the qualification of the Offered ADSs (and, if necessary, the Underlying Shares) under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent, registrar and/or depositary for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offered ADSs, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by or with the consent of the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (provided that the travel, lodging and any car travel expenses of the representatives of the Underwriters shall be paid by the Underwriters), and 50% of the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, in an amount not to exceed $30,000, (ix) the fees and expenses incurred in connection with the listing of the Offered ADSs on the Nasdaq Global Select Market and the Underlying Shares and the European Offered Shares on the regulated market of Euronext Brussels, and (x) the document production charges and expenses associated with printing this Agreement and the Deposit Agreement.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement and the ADS Registration Statement have become effective and, at the Closing Time and any applicable Date of Delivery, no stop order suspending the effectiveness of the Registration Statement (or any post-effective amendment), the ADS Registration Statement (or any post-effective amendment) has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the opinion and 10b-5 statement, dated the Closing Time, of Goodwin Procter LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c) Opinion of Belgian Counsel for the Company. At the Closing Time, the Representatives shall have received the opinion dated the Closing Time, of Eubelius CVBA, Belgian counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

(d) Opinion of U.S. Intellectual Property Counsel for Company. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Wolf, Greenfield & Sacks, P.C., special U.S. intellectual property counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(e) Opinion of E.U. Intellectual Property Counsel for Company. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Hoffman Eitle, special European Union intellectual property counsel for the Company, in form and substance satisfactory to counsel for the Underwriters together with signed or reproduced copies of such letter for each of the other Underwriters.

(f) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion and 10b-5 statement, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g) Opinion of Depositary’s Counsel. At the Closing Time, the Representatives shall have received an opinion, dated as of Closing Time, of Ziegler, Ziegler & Associates LLP, counsel for the Depositary, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters.

(h) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, the Prospectus or the European Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, exclusively acting in the name and on behalf of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus, the Prospectus or the European Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(i) Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Shares, the issuance of the ADRs evidencing the Shares delivered in the form of the Offered ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the Underlying Shares delivered in the form of the Offered ADSs pursuant to the Deposit Agreement and such other customary matters related thereto as the Representatives may reasonably request.

(j) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte Bedrijfsrevisoren BV o.v.v.e. CVBA a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package, the Prospectus and the European Prospectus.

(k) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte Bedrijfsrevisoren BV o.v.v.e. CVBA a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(l) Effective Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect.

(m) Approval of the European Prospectus. At or prior to the Closing Time, the Company shall have obtained final approval of the European Prospectus by the FSMA and shall have published the European Prospectus in compliance with applicable laws and regulations.

(n) Approval of Listing. At the Closing Time, the Initial ADSs shall have been approved for listing on the Nasdaq Global Select Market and the Underlying Initial Shares and the European Initial Shares on the regulated market of Euronext Brussels.

(o) Eligible for DTC Clearance. At or prior to the Closing Time and each Date of Delivery, the Securities shall be eligible for clearance and settlement through the facilities of the DTC.

(p) No FINRA Objection. At the time of the execution of this agreement, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(q) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

(r) Irrevocable Instruction Letter. At or prior to the Closing Time, the [•] shall have received an irrevocable payment instruction from the Company in a form reasonably satisfactory to it, authorizing and instructing [bank] to deduct from the funds in the Blocked Account immediately after the passing of the Deed (as confirmed by a certificate issued by the acting Notary) and the effective realization of the Company’s capital increase and the resulting issue of the European Initial Shares and Offered ADSs at the Closing Time, and prior to any other payment from the Blocked Account, the aggregate amount equal to the fees, commissions, costs, expenses and other amounts payable by the Company to the Underwriters pursuant to this Agreement and which are unpaid at the Closing Time and to pay such aggregate amount to account [•] of the [•] or any other account designated by the [•].

(s) Conditions to Purchase of European Option Shares and/or Option ADSs. In the event that the Underwriters exercise the Over-allotment Option to purchase all or any portion of the European Option Shares and/or Option ADSs, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and of the chief financial officer of the Company, exclusively acting in the name and on behalf of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. If requested by the Representatives, the favorable opinion and 10b-5 statement of Goodwin Procter LLP, counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the European Option Shares and Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Belgian Counsel for Company. If requested by the Representatives, the opinion of Eubelius CVBA, Belgian counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the European Option Shares and Underlying Option Shares to be issued on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Opinion of U.S. Intellectual Property Counsel for Company. If requested by the Representatives, the opinion of Wolf Greenfield & Saks, P.C., special U.S. intellectual property counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the European Option Shares and Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v) Opinion of E.U. Intellectual Property Counsel for Company. If requested by the Representatives, the opinion of Hoffman Eitle, special European Union intellectual property counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the European Option Shares and Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(vi) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the European Option Shares and Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(vii) Opinion of Depositary’s Counsel. If requested by the Representatives, the opinion of Ziegler, Ziegler & Associates LLP, counsel for the Depositary, dated such Date of Delivery, relating to the European Option Shares and Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

(viii) Bring-down Comfort Letter. If requested by the Representatives, a letter from Deloitte Bedrijfsrevisoren BV o.v.v.e. CVBA, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(ix) Effective Deposit Agreement. The Deposit Agreement shall continue to be in full force and effect.

(x) Approval of Listing. At the closing date of the Over-allotment Option, the Option ADSs shall have been approved for listing on the Nasdaq Global Select Market and the Underlying Option Shares and the European Option Shares on the regulated market of Euronext Brussels.

(xi) Irrevocable Instruction Letter. At the closing date of the Over-allotment Option, the [•] shall have received an irrevocable payment instruction from the Company in a form reasonably satisfactory to it to the effect set forth in Exhibit C hereto, authorizing and instructing [bank] to deduct from the funds in the Blocked Account immediately after the passing of the Deed (as confirmed by a certificate issued by the acting Notary) and the effective realization of the Company’s capital increase and the resulting issue of the European Option Shares and/or Option ADSs at the Closing Time, and prior to any other payment from the Blocked Account, the aggregate amount equal to the fees, commissions, costs, expenses and other amounts payable by the Company to the Underwriters pursuant to this Agreement and which are unpaid at the Closing Time and to pay such aggregate amount to account [•] of the [•] or any other account designated by the [•].

(t) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such additional customary documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the deposit with the Depositary of the Underlying Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, it being understood that the counsel for the Underwriters shall timely request such customary documents; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters. The

Company will furnish the Representatives with such conformed copies of such documents as the Representatives request.

(u) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of European Option Shares or Option ADSs on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant European Option Shares or Option ADSs, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and any such termination as set forth in this subsection (u) shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 21 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and reasonable expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication (if any) the General Disclosure Package, the Prospectus or the European Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show (as defined in Rule 433(h) under the 1933 Act) or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Written Testing-the-Waters Communication (if any), Prospectus, European Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and reasonable expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all reasonable expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (i) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, the Prospectus or the European Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, the Prospectus or the European Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent (unless the indemnifying party is contesting, in good faith, its indemnification obligations under such clause) if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and reasonable expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses (other than underwriting discounts and commissions)) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Offered ADSs as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 210 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial ADSs and European Initial Shares set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, acting in good faith, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, the Prospectus or the European Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in U.S., Belgian, European Union or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, acting in good faith, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, the regulated market of Euronext Brussels, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Select Market or on the regulated market of Euronext Brussels has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities or authorities in Belgium or the European Union.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives and the Company (with the agreement of the other) shall have the right, within 48 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 48-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the European Option Shares or Option ADSs to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant European Option Shares or Option ADSs, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package, the Prospectus or the European Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to (x) Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073) with a copy to ECM Legal (facsimile: (212) 230-8730), (y) J.P. Morgan at 383 Madison Avenue, New York, New York 10179, attention of Equity Syndicate Desk (facsimile: (212) 622-8358) and (z) Jefferies at 520 Madison Avenue, New York, New York 10022, Attn: General Counsel; notices to the Company shall be directed to it at Technologiepark 21, 9052 Ghent/Zwijnaarde, Belgium, attention of the CFO.

Any notice given shall be deemed to have been duly given at the time of dispatch provided that a transmission report showing valid receipt can be provided. However, if the delivery or transmission occurs after 5.00 p.m. New York time on a business day or on a day which is not a business day, notice shall be deemed to be duly given at 9.00 a.m. New York time on the next following business day. References to time in this clause are to local time in the country of the addressee.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, in which context the Underwriters apply appropriate conflict of interest arrangements and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters (on its behalf and on behalf of its Affiliates and selling agents) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Depositary Management Corporation as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 17. Judgment Currency. The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Taxes. All payments by the Company under this Agreement will be made free and clear of, and without deduction or withholding for or on account of, any transfer, stamp, duty or other similar taxes, imposed by any jurisdiction or political subdivision thereof or taxing authority thereof and all interest, penalties or similar liabilities with respect thereto (“Transfer Taxes”). If any Transfer Taxes are required by law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that each Underwriter would receive the same amount it would have received under this Agreement in the absence of such Transfer Taxes.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours, ABLYNX NV

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED J.P. MORGAN SECURITIES LLC JEFFERIES LLC

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By
Authorized Signatory

By:	J.P. MORGAN SECURITIES LLC

By
Authorized Signatory

By:	JEFFERIES LLC

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

Schedule A

The offering price per European Initial Share and European Option Share shall be €[•].

The initial public offering price per Initial ADS and Option ADS shall be $[•].

Name of Underwriter	Number of European Initial Shares	Number of Initial ADSs
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Jefferies LLC
Robert W. Baird & Co. Incorporated
Bryan, Garnier & Co.
Ladenburg Thalmann & Co. Inc.

Total	[•]	[•]

Sch A-1

Schedule B-1

Pricing Terms

1.	The Company is selling [•] Initial ADSs

2.	The Company is selling [•] European Initial Shares

3.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] European Option Shares

4.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] Option ADSs

5.	The offering price per European Initial Share or European Option Share, as the case may be, shall be €[•]

6.	The initial public offering price per Initial ADS or Option ADS, as the case may be, shall be $[•].

Sch B-1-1

Schedule B-2

Free Writing Prospectuses

[•]

Sch B-2-1

Schedule C

List of Persons and Entities Subject to Lock-up

Edwin Moses

Robert K. Zeldin

Johan Heylen

Wim Ottevaere

Guido Gielen

Frank Landolt

Markus Ewert

Peter Fellner

Russel G. Greig

Bo Jesper Hansen

William Jenkins

Catherine Moukheibir

Remi Vermeiren

Lutgart Van den Berghe

Hilde Windels

Sch C-1

Exhibit A

                    , 2017

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

Jefferies LLC

as Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Re:	Proposed Public Offering by Ablynx NV

Ladies and Gentlemen:

The undersigned, a shareholder, director and/or member of the executive committee of Ablynx NV, a Belgian public limited liability company (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Jefferies LLC (“Jefferies”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of American Depositary Shares (“ADSs”) representing shares, no par value, of the Company (the “Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder, director and/or member of the executive committee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date of the initial public filing of the F-1 registration statement relating to the Public Offering and ending on the date that is 90 days from the date of the final prospectus (the “Prospectus”) relating to the Public Offering (such period, the “Restricted Period”), the undersigned will not, without the prior written consent of Merrill Lynch, J.P. Morgan and Jefferies (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Shares, ADSs or any securities convertible into or exercisable or exchangeable for Shares or ADSs, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Shares, ADSs or other securities, in cash or otherwise. If the undersigned is a member of the executive committee or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is a member of the executive committee or director of the Company, (1) Merrill Lynch, J.P. Morgan and Jefferies agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares or ADSs, Merrill Lynch will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Merrill Lynch, J.P. Morgan and Jefferies hereunder to any such member of the executive committee or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, J.P. Morgan and Jefferies provided that (1) in the case of clauses (i)-(iv), (viii) and (ix), Merrill Lynch, J.P. Morgan and Jefferies receive a signed lock-up agreement for the balance of the Restricted Period from each donee, trustee, distributee, or transferee, as the case may be, (2) in the case of clauses (i)-(iv), (viii) and (ix), any such transfer shall not involve a disposition for value, (3) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or the equivalent thereof in non-U.S. jurisdictions) shall be required and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	by will or intestate succession upon the death of the undersigned; or

(iv)	by operation of law or by order of a court of competent jurisdiction pursuant to a qualified domestic order or in connection with a divorce settlement; or

(v)	the transfer of Shares, ADSs or any warrant or other security convertible into or exercisable or exchangeable for Shares or ADSs pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction in each case made to all holders of Shares, including in the form of ADSs, involving a Change of Control (as defined below) that occurs after the date the Underwriting Agreement is entered into, provided that (A) in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Shares, ADSs and any warrant or other security convertible into or exercisable or exchangeable for Shares or ADSs and owned by the undersigned shall remain subject to the terms of this letter agreement and (B) if any filing under Section 16(a) of the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions) is made, such filing shall clearly state the reason for such transfer; or

(vi)	the transfer of Shares, ADSs or any warrant or other security convertible into or exercisable or exchangeable for Shares or ADSs to the Company, arising as a result of the termination of employment of the undersigned and pursuant to employment agreements under which the Company has the option to repurchase such Shares, ADSs or other securities or a right of first refusal with respect to transfers of such Shares, ADSs or other securities; or

(vii)	any transfers, lending or pledges of Shares or ADSs to the Company solely to the extent necessary to satisfy the exercise price due by any other warrantholder, or the net proceeds due to such other warrantholder, in either case of any equity awards outstanding on the date hereof granted pursuant to the Company’s equity incentive plans as described in the Prospectus, it being understood that any Shares or ADSs received shall be subject to the restrictions on transfer set forth in this letter agreement; or

(viii)	if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be; or

(ix)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell Shares or ADSs purchased by the undersigned in the Public Offering, if and only if (i) no filing under Section 16(a) of the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions) shall be required by any person who would have been required to make such a filing under Section 16(a) if the Company was a domestic filer, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

In addition, the undersigned may sell Shares or ADSs purchased by the undersigned in on the open market following the Public Offering if and only if (i) no filing under Section 16(a) of the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions) shall be required, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding anything to the contrary, nothing in this letter agreement shall prohibit the undersigned from entering into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of securities of the Company, provided that the securities subject to such plan may not be sold and no public disclosure of any such action shall be required or shall be voluntarily made by any person until after the expiration of the Restricted Period.

For purposes of this letter agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

Notwithstanding anything to the contrary contained herein, this letter agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the Company advises Merrill Lynch, J.P. Morgan and Jefferies in writing that it has determined not to proceed with the Public Offering, (ii) the Company files an application with the Securities and Exchange Commission to withdraw the registration statement related to the Public Offering prior to the closing of the Public Offering, or (iii) May 15, 2018, in the event that the Underwriting Agreement has not been executed by such date.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar and with the Company’s Depositary for the ADS, against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles therefor.

Very truly yours,

Signature:

Print Name:

Exhibit B

FORM OF PRESS RELEASE

TO BE ISSUED PURSUANT TO SECTION 3(j)

ABLYNX NV

[Date]

ABLYNX NV (the “Company”) announced today that Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Jefferies LLC, the lead book-running managers in the Company’s recent public sale              ordinary shares (the “Ordinary Shares”) and              American Depositary Shares (the “ADSs”), representing              Ordinary Shares are [waiving][releasing] a lock-up restriction with respect to              [Ordinary Shares] [ADSs] of the Company held by [certain members of the executive committee or directors] [an officer or director] of the Company. The [waiver][release] will take effect on                     , 20__, and the securities may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.